JUNE 2022

Amesite Inc. Q4 2022
Shareholder Update









amesite

Microsoft Partner | Education Specialist

Microsoft

Forward Looking Statements

This presentation may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. For such forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. As used below and throughout this presentation, the words "we", "us" and "our" may refer to Amesite individually or together with one or more partner companies, as dictated by context. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: risks related to our growth strategy; risks relating to the results of research and development activities; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our dependence on third party suppliers; our ability to attract, integrate, and retain key personnel; the early stage of products under development; our need for and continued access to additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our Securities and Exchange Commission filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisions that apply to a given piece of information in one part of this presentation should be read as applying mutatis mutandis to every other instance of such information appearing herein.

amesite

Investment Highlights

1. Revenue & Financial Position
2. Recent Customer Acquisitions & Growth
3. Recent Operational Efficiencies
4. Market Outlook
5. Talent & Growth
6. Closing

New Contracts in Q3

Amesite continues to onboard customers in different sectors and **grow relationships with existing partners** to meet these needs.

In a challenging economic macroenvironment, **Amesite is building partnerships and revenue**, by delivering solutions that these different organizations need to be **successful in learning markets.**

Customer	Placed	Sector
CUNY	Jan 2022	Higher Education
EWIE	Jan 2022	Enterprise
CONNER PRAIRIE	Mar 2022	Museum / Non-Profit

Revenue + Operational Efficiency

29% ▲

Revenue increase for 9 months ended 3/31/22

28% ▼

Average Monthly Burn decrease for the last 3 months ended 3/31/22 over the last 9-month average

Q3/22: LOWEST BURN SINCE IPO

We are adapting staffing to be efficient, while leveraging the best talent. We are positioning to **continue to win larger contracts**, by creating learning ecosystems that **support multiple types of learning** and **meet organizations' needs for software integration**.

Operational Efficiency

93% Increase in Total Cumulative Contract Value from Q3 2021 to Q3 2022

23% Decrease in Headcount (FTEs) from Q2 2022 to Q3 2022

72% Decrease in Marketing Payroll Expenses from Q2 2022 to Q3 2022

KEY ACTIONS FOR Q4

Internal managers outsourcing contract marketing and content resources. Technology managers insourcing IT and engineering with skilled, experienced developers who manage contractors (outside). Continuing to code with efficiency to reduce operating costs.

Revenue

FY Q3 2022
10-Q March 31, 2022

2X

Trailing 12 months (3/31/2022 over 3/31/2021)

$1.8M

Total Contract Value Since Inception

Building Revenue:

- Key Staff Positions Filled
- Company Is Diversifying Our Customer Base
- Large Addressable Markets in Four Sectors: Enterprise, Higher Ed, Nonprofit and Government

Financial Position

FY Q3 2022
10-Q March 31, 2022

$8.9M
Cash On Hand as of March 31, 2022

$0
Debt

$1.4M
Operating Cash Used Q3 2022

$15.0M
Cash Remaining on Equity Line

Amesite's Financial Position:

- Good Liquidity
- No Debt
- Equity Line to Raise as Needed, Subject to Limits
- Includes $3M Equity Raised (Feb. 2022)

Solution: An Amesite LCE℠ Ecosystem

Learning Platform • Ecommerce • Course Creation • Services

Marketing Assets


FOREFRONT
Global Technologies
Succeeding in Remote Work
Does your company have a strategic plan for cultivating a successful remote environment?
WATCH THE ON-DEMAND VIDEO LECTURE

eCommerce


Online Courses

Personalized Portal



LCE Course



Video / Self-serve Course



From **marketing** to **purchase** to **portal**: our **ecosystem solves the problem of launching a branded system** that offers a **diverse set of learning experiences.**

Market Outlook

BUSINESSES

- eLearning can **increase employee engagement** by up to **18%**
- **64% of ecosystem experts** recognize the importance of choosing the **right technology platform partners**

UNIVERSITIES

- Universities with **90%** of their students **online** saw a **7.1% increase in enrollment**
- **85%** of learners reported that their online learning experience was **better or equally satisfactory** to in-person environments

MUSEUMS / NON PROFITS

- Museums spend approximately **$2 billion** on educational programs each year
- **97% of Americans** believe that **museums are educational assets** for their communities

For updated industry news, check www.amesite.io/resources!

https://amesite.com/blogs/3-keys-to-making-employee-learning-workable-for-ld-teams/
https://amesite.com/blogs/how-to-measure-a-successful-partnership-in-2022/
https://amesite.com/blogs/professional-learning-ecosystems-for-universities-the-3-key-elements/
https://amesite.com/blogs/3-essential-metrics-for-your-learning-programs-and-how-to-report-them/
https://amesite.com/blogs/3-proven-pathways-for-increasing-museum-engagement-with-patrons-digitally/
https://amesite.com/blogs/how-museums-and-foundations-deliver-outstanding-teacher-training/

Talent & Growth

STRATEGY

- Gain efficiency as we solidify product solutions. Staff: outstanding, high-energy performers whom we **promote**. 100% of FTEs on staff for >6mos have been promoted. Contractors / Consultants: hire as needed to support revenue growth.

TACTICS: Q3/22 AND Q4/22

- Q3: outsourced marketing, insourced tech; both actions reduced cost and improved outcomes.
- Q4: focused staffing to support new customers; major hiring is complete.

TALENT AVAILABILITY

- Technology: **700** applicants for last posting. **Hiring rate: 0.3%**.
- Marketing: working with multiple firms; providing messaging and leveraging contractors' digital expertise to drive **increased MQLs**.
- **100% remote workforce + 10 workplace excellence awards** (4 national) are key attractants.

THANK YOU.



FOR RESOURCES

FOLLOW
OUR PROGRESS

FOR INVESTMENT

amesite